Thoratec® Reports Fourth Quarter 2013 Results

 - Revenue of $128.2 million for the fourth quarter of 2013

 - GAAP net income per diluted share of $0.23, and non-GAAP net income per diluted share of $0.38

 - Company establishes 2014 guidance for revenue of $520 million to $535 million and net income per diluted share of $1.28-1.38 on a GAAP basis and $1.72-1.82 on a non-GAAP basis

PLEASANTON, Calif., Feb. 4, 2014 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support (MCS) therapies to save, support and restore failing hearts, today reported its financial results for the fourth quarter of 2013.

"We were pleased with our financial performance for the fourth quarter and full year, supported by robust growth in the worldwide market for mechanical circulatory support therapy and our successful launch of HeartMate II in Japan," said Gary F. Burbach, President and Chief Executive Officer. "Our progress in 2013 in terms of product and market development positions Thoratec well to continue advancing the field of MCS," he added.

For the quarter ended December 28, 2013, Thoratec reported revenues of $128.2 million compared with revenues of $128.5 million in the fourth quarter of 2012. Net income on a GAAP basis was $13.1 million, or $0.23 per diluted share, compared with GAAP net loss of ($14.4) million, or ($0.25) per diluted share, in the same period a year ago. Non-GAAP net income, which is described later in this press release, was $22.1 million, or $0.38 per diluted share, compared with non-GAAP net income of $22.6 million, or $0.38 per diluted share, in the same period a year ago.

For the year ended December 28, 2013, revenues were $502.8 million, an increase of two percent over revenues of $491.7 million in the same period a year ago. Net income on a GAAP basis was $73.3 million, or $1.26 per diluted share, compared with GAAP net income of $56.2 million, or $0.94 per diluted share, in the same period a year ago. Non-GAAP net income was $104.9 million, or $1.80 per diluted share, compared with non-GAAP net income of $109.2 million, or $1.83 per diluted share, in the same period a year ago.

"We expect 2014 will be an eventful year for Thoratec as we launch clinical studies of next generation chronic LVAD technology with HeartMate III, and for the percutaneous acute care market with HeartMate PHP," Burbach commented. "Our 2014 guidance projects revenue growth for Thoratec that should create a foundation for acceleration in future years as we realize the potential of our exciting pipeline programs."

Fourth Quarter and Fiscal Year 2013 Financial Results

Thoratec reported revenues of $128.2 million in the fourth quarter of 2013. The HeartMate product line contributed $113.0 million, an increase of two percent, driven by expansion of our international business, while the CentriMag product line contributed $11.0 million.

For the year ended December 28, 2013, Thoratec reported revenues of $502.8 million, an increase of two percent compared to the same period last year. The HeartMate product line contributed $444.4 million to revenues, an increase of two percent compared to the same period last year, while the CentriMag product line contributed $43.3 million, an increase of 21 percent.

GAAP gross margin in the fourth quarter of 2013 was 63.7 percent compared to 30.6 percent in the same quarter last year. The increase in GAAP gross margin was due primarily to an impairment of purchased intangible assets related to the PVAD and IVAD in 2012, offset by charges comprised of warranty expense and inventory reserves related to the transition from the EP System Controller to the Pocket Controller in 2013, as well as the impact of the U.S. medical device excise tax. Non-GAAP gross margin, described later in this press release, was 65.5 percent compared to 71.7 percent in the same quarter last year. The decrease in the non-GAAP gross margin was primarily due to the charges and implementation of the U.S. medical device excise tax noted above.

GAAP operating expenses in the fourth quarter of 2013 were $62.9 million compared to $64.1 million in the same quarter last year. The decrease in GAAP operating expenses was primarily due to higher project-related expenses and incentive compensation in 2012, partially offset by an increase in acquisition-related contingent consideration. Non-GAAP operating expenses, described later in this press release, were $52.9 million compared to $57.6 million in the same quarter last year. The decrease in non-GAAP operating expenses was primarily due to higher project-related expenses and incentive compensation in 2012.

The company's GAAP effective tax rate for the quarter ended December 28, 2013 was 31.5 percent versus 41.6 percent a year ago. The decrease in the GAAP effective tax rate was due primarily to lower taxable income in 2012 and the federal research tax credit, which we recognized in 2013 but were unable to recognize in 2012 due to the expiration of legislation. The non-GAAP tax rate, which is described later in this press release, was 29.6 percent versus 35.2 percent in the same period last year.

Cash and investments were $310.0 million as of December 28, 2013, compared to $283.0 million as of September 28, 2013, and $260.4 million as of December 29, 2012. The company repurchased $8.9 million of stock during the fourth quarter of 2013.

GUIDANCE

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below.

The company expects fiscal 2014 revenues in a range of $520 million to $535 million, including an impact from having fifty-three weeks in fiscal 2014 compared with fifty-two weeks during fiscal year 2013. Guidance for fiscal 2014 net income per diluted share is a range of $1.28 to $1.38 on a GAAP basis and $1.72 to $1.82 on a non-GAAP basis. Gross margin is expected to be approximately 70 percent on a GAAP basis and 71 percent on a non-GAAP basis. We expect the effective tax rate to be approximately 32 percent on a GAAP basis and non-GAAP basis.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Standard Time (4:30 p.m., Eastern Standard Time), today. The teleconference can be accessed by calling (913) 312-1456, passcode 1086255. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, February 11, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 1086255.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, the write-down and amortization of purchased intangible assets, acquisition-related transaction costs, acquisition-related contingent consideration adjustments, and Levitronix Medical fair market value (FMV) inventory adjustments related to the acquisition.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense, the write-down and amortization of purchased intangible assets, and Levitronix Medical FMV inventory adjustments related to the acquisition.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangible assets, acquisition-related transaction costs, and acquisition-related contingent consideration adjustments.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude the amortization of purchased intangible assets. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allow investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

To enable investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Levitronix Medical FMV inventory adjustments related to the acquisition as they are infrequent in nature.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP Condensed Consolidated Statements of Operations for the three and twelve month periods ended December 28, 2013 and December 29, 2012:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Product sales	$ 128,173	$ 128,458	$ 502,821	$ 491,654
Cost of product sales	46,521	38,966	163,552	150,037
Impairment of intangible assets		50,242		50,242
Gross profit	81,652	39,250	339,269	291,375
Operating expenses:
Selling, general and administrative	36,926	36,292	144,274	127,984
Research and development	25,959	27,843	97,447	87,729
Total operating expenses	62,885	64,135	241,721	215,713
Income (loss) from operations	18,767	(24,885)	97,548	75,662
Other income and (expense):
Interest expense	-	-	(4)	(3)
Interest income and other	312	257	2,211	1,658
Income (loss) before income taxes	19,079	(24,628)	99,755	77,317
Income tax expense (benefit)	6,016	(10,242)	26,429	21,154
Net income (loss)	$ 13,063	$ (14,386)	$ 73,326	$ 56,163

Net income (loss) per share
Basic	$ 0.23	$ (0.25)	$ 1.28	$ 0.96
Diluted	$ 0.23	$ (0.25)	$ 1.26	$ 0.94

Shares used to compute net income per share:
Basic	56,989	58,322	57,332	58,563
Diluted	57,940	58,322	58,324	59,580

The following table presents our quarterly and annual revenues by source for fiscal 2012 and 2013:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended				Twelve Months Ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	December 29, 2012

Revenue by Product Line
HeartMate	$ 111.7	$ 106.2	$ 105.9	$ 110.8	$ 434.6
CentriMag (1)	8.7	8.0	7.5	11.5	35.7
PVAD & IVAD	5.8	3.8	3.8	5.6	19.0
Other	0.6	0.6	0.6	0.6	2.4
Total	$ 126.8	$ 118.6	$ 117.8	$ 128.5	$ 491.7

Revenue by Category
Pump	$ 92.6	$ 85.7	$ 85.0	$ 93.0	$ 356.3
Non-Pump	33.6	32.3	32.2	34.9	133.0
Other	0.6	0.6	0.6	0.6	2.4
Total	$ 126.8	$ 118.6	$ 117.8	$ 128.5	$ 491.7

Revenue by Geography
United States	$ 103.9	$ 97.1	$ 97.5	$ 102.0	$ 400.5
International	22.9	21.5	20.3	26.5	91.2
Total	$ 126.8	$ 118.6	$ 117.8	$ 128.5	$ 491.7

	Three Months Ended				Twelve Months Ended
	March 30, 2013	June 29, 2013	September 28, 2013	December 28, 2013	December 28, 2013

Revenue by Product Line
HeartMate	$ 102.9	$ 115.7	$ 112.8	$ 113.0	$ 444.4
CentriMag (1)	10.4	11.5	10.4	11.0	43.3
PVAD & IVAD	3.8	2.7	2.6	3.4	12.5
Other	0.6	0.6	0.6	0.8	2.6
Total	$ 117.7	$ 130.5	$ 126.4	$ 128.2	$ 502.8

Revenue by Category
Pump	$ 84.3	$ 93.5	$ 87.1	$ 90.4	$ 355.3
Non-Pump	32.8	36.4	38.7	37.0	144.9
Other	0.6	0.6	0.6	0.8	2.6
Total	$ 117.7	$ 130.5	$ 126.4	$ 128.2	$ 502.8

Revenue by Geography
United States	$ 92.3	$ 98.8	$ 99.6	$ 99.8	$ 390.5
International	25.4	31.7	26.8	28.4	112.3
Total	$ 117.7	$ 130.5	$ 126.4	$ 128.2	$ 502.8

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly and annual pump units by geography for fiscal 2012 and 2013:

THORATEC CORPORATION
Quarterly Pump Units
(Unaudited)

	Three Months Ended				Twelve Months Ended
Units by Geography	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	December 29, 2012
United States	838	773	781	812	3,204
International	219	212	208	254	893
Total (1)	1,057	985	989	1,066	4,097

	Three Months Ended				Twelve Months Ended
Units by Geography	March 30, 2013	June 29, 2013	September 28, 2013	December 28, 2013	December 28, 2013
United States	716	770	737	758	2,981
International	219	287	250	262	1,018
Total (1)	935	1,057	987	1,020	3,999

(1) Excludes CentriMag and PediMag/PediVAS units

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
Net income reconciliation	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net income (loss) on a GAAP basis	$ 13,063	$ (14,386)	$ 73,326	$ 56,163
Share-based compensation expense:
- Cost of product sales	592	605	2,365	2,130
- Selling, general and administrative	4,217	3,406	16,897	13,235
- Research and development	1,962	1,649	7,735	6,327
Amortization of purchased intangibles:
- Cost of product sales	1,717	2,070	6,855	8,279
- Selling, general and administrative	758	697	2,999	2,486
- Research and development	132	83	429	329
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	2,019		5,865
- Research and development	782		849
Intangibles impairment charge related to PVAD and IVAD	-	50,242	-	50,242
Levitronix Medical FMV inventory adjustments	-	-	-	528
Acquisition related transaction costs	85	705	2,050	705
Income tax effect of non-GAAP adjustments	(3,265)	(22,513)	(14,506)	(31,250)
Net income on a non-GAAP basis	$ 22,062	$ 22,558	$ 104,864	$ 109,174

	Three Months Ended		Twelve Months Ended
Diluted net income per share reconciliation	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Diluted net income (loss) per share on a GAAP basis	$ 0.23	$ (0.25)	$ 1.26	$ 0.94
Share-based compensation expense:
- Cost of product sales	0.01	0.01	0.04	0.03
- Selling, general and administrative	0.07	0.06	0.29	0.22
- Research and development	0.03	0.03	0.13	0.11
Amortization of purchased intangibles
- Cost of product sales	0.03	0.04	0.12	0.14
- Selling, general and administrative	0.01	0.01	0.05	0.04
- Research and development	0.00	-	0.01	0.01
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	0.04		0.10
- Research and development	0.02		0.01
Intangibles impairment charge related to PVAD and IVAD	-	0.85	-	0.84
Levitronix Medical FMV inventory adjustments	-	-	-	0.01
Acquisition related transaction costs	-	0.01	0.04	0.01
Income tax effect of non-GAAP adjustments	(0.06)	(0.38)	(0.25)	(0.52)
Diluted net income per share on a non-GAAP basis	$ 0.38	$ 0.38	$ 1.80	$ 1.83

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Shares used to compute diluted net income per share reconciliation

Shares used in calculation of diluted net income per share -- GAAP	57,940	58,322	58,324	59,580
Dilutive effect of share based compensation plans added back for Non-GAAP diluted EPS purpose for three months ended December 29, 2012 (1)	-	1,044	-	-
Weighted average unvested restricted stock awards (2)	-	-	-	13
Shares used in calculation of diluted net income per share -- Non-GAAP	57,940	59,366	58,324	59,593

(1)  The anti-dilutive effect of share based compensation plans was excluded in the calculation of net income per share on a GAAP basis for the three month ended December 29, 2012. The effect of share based compensation plans are dilutive for the twelve months ended December 29, 2012 and three and twelve months ended December 28, 2013, therefore are included in the shares used to compute their respective diluted net income per share

(2)  The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 12,693 for the twelve months ended December 29, 2012

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	December 28, 2013		December 29, 2012		December 28, 2013		December 29, 2012

Gross profit on a GAAP basis	$ 81,652	63.7%	$ 39,250	30.6%	$ 339,269	67.5%	$ 291,375	59.3%
Share-based compensation expense	592		605		2,365		2,130
Amortization of intangibles	1,717		2,070		6,855		8,279
Intangibles impairment related to PVAD and IVAD	-		50,242		-		50,242
Levitronix Medical FMV inventory adjustments	-		-		-		528
Gross profit on a non-GAAP basis	$ 83,961	65.5%	$ 92,167	71.7%	$ 348,489	69.3%	$ 352,554	71.7%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Operating expenses on a GAAP basis	$ 62,885	$ 64,135	$ 241,721	$ 215,713
Share-based compensation expense:
- Selling, general and administrative	(4,217)	(3,406)	(16,897)	(13,235)
- Research and development	(1,962)	(1,649)	(7,735)	(6,327)
Amortization of purchased intangibles:
- Selling, general and administrative	(758)	(697)	(2,999)	(2,486)
- Research and development	(132)	(83)	(429)	(329)
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	(2,019)		(5,865)
- Research and development	(782)		(849)
Acquisition-related transaction costs	(85)	(705)	(2,050)	(705)
Operating expenses on a non-GAAP basis	$ 52,930	$ 57,595	$ 204,897	$ 192,631

The following table reconciles the GAAP tax expense for the adjustments from GAAP net income to non-GAAP net income:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	December 28, 2013		December 29, 2012		December 28, 2013		December 29, 2012

Tax expense (benefit) on a GAAP basis	$ 6,016	31.5%	$ (10,242)	41.6%	$ 26,429	26.5%	$ 21,154	27.4%
Share-based compensation expense	2,198		2,394		10,895		8,666
Amortization of purchased intangibles	917		898		3,618		3,929
Intangibles impairment related to PVAD and IVAD			19,269				19,269
Acquisition-related contingent consideration adjustments	801		-		1,009		-
Excess compensation limitations and other	(683)		(218)		(1,803)		(995)
Levitronix Medical FMV inventory adjustments			(100)				111
Acquisition related transaction costs	32		270		787		270
Tax expense on a Non-GAAP basis	$ 9,281	29.6%	$ 12,271	35.2%	$ 40,935	28.1%	$ 52,404	32.4%

The following table reconciles the net income per diluted share guidance on a tax-effected GAAP basis and non-GAAP basis for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin		For the Fiscal Year Ended 2014

Gross margin on a GAAP basis		70.0%
Amortization of purchased intangibles		0.7%
Share-based compensation expense		0.3%
Gross margin on a non-GAAP basis		71.0%

Net income per diluted share reconciliation	For the Fiscal Year Ended 2014
	From		To

Net income per diluted share on a GAAP basis	$ 1.28		$ 1.38
Acquisition-related contingent consideration adjustments	0.02		0.02
Share-based compensation expense	0.32		0.32
Amortization of purchased intangibles	0.09		0.09
Tax rate effect on non-GAAP earnings	0.01		0.01
Net income per diluted share on a non-GAAP basis	$ 1.72		$ 1.82

Shares used in calculation of net income per diluted share - GAAP and Non-GAAP	57,900		57,900

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company's products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and markets the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate III, HeartMate PHP, PVAD, IVAD and Pocket Controller are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

DuraHeart is a registered trademark of Terumo Corporation.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2014 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "should," "hopes," "could," "will," "estimates," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address quality issues adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Neil Meyer, Director of Investor Relations, Thoratec Corporation, (925) 738-0029